UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 4, 2007

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

4 Townsend West, Suite 17 Nashua, New Hampshire 03063

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the May 23, 2007 resignation of Mr. George Farley, one of iCAD Inc.’s (the “Registrant”) independent Board Members, the Registrant was notified by Nasdaq that the Registrant no longer complies with Nasdaq’s independent director requirement as set forth in Marketplace Rule 4350(c). Consistent with Marketplace Rule 4350(c)(1), Nasdaq will provide the Registrant a cure period to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or May 23, 2008; or

•	if the next annual shareholders’ meeting is held before November 19, 2007, then the Company must evidence compliance no later than November 19, 2007.

Within this cure period the Registrant will take steps to satisfy the requirements of Nasdaq Marketplace Rule 4350(c)(1). This may include locating a qualified replacement for Mr. Farley as an independent director on the Registrant’s Board of Directors or other changes to the composition of the Registrant’s Board of Directors such that the majority consists of independent directors.

The Registrant issued a press release on June 6, 2007 announcing this notification from Nasdaq, a copy of which is attached hereto as Exhibit 99.1.

The Registrant understands that if it regains compliance with the listing requirement within the cure period, and maintains compliance with all other applicable listing criteria, then no delisting proceeding will be commenced by Nasdaq with respect to the Registrant’s listed securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.
(Registrant)

By:	/s/ Darlene M. Deptula-Hicks
Name: Darlene M. Deptula-Hicks
Title: Executive Vice President of Finance and Chief Financial Officer

Date: June 7, 2007